EXHIBIT 10.1

FOURTH AMENDMENT
TO THE
MANUFACTURING AND SUPPLY AGREEMENT OF DECEMBER 7 2003

THIS FOURTH AMENDMENT TO THE MANUFACTURING AND SUPPLY AGREEMENT DATED DECEMBER 7 2003 (“4th Amendment”) is dated as of 02 February 2007, by and between Lonza Biologics PLC, having its principal place of business at 228 Bath Road, Slough, Berkshire SL1 4DX, England (“LB”), Lonza Biologics, Inc. having its principal place of business at 101 International Drive Portsmouth, New Hampshire 03801 (“Lonza Inc”) (collectively LB and Lonza Inc, hereinafter “Lonza”), and Genentech, Inc., a Delaware corporation, having its principal place of business at One DNA Way, South San Francisco, California 94080 (“Genentech”).

BACKGROUND

The Parties have executed that certain Manufacturing and Supply Agreement by and between the Parties dated December 7, 2003, as amended 14 March 2005 (the “1st Amendment”), as amended 19 May 2006 (the “2nd Amendment”), as amended 06 November 2006 (the “3rd Amendment”) (collectively, the “Agreement”) and wish now to further amend said Agreement.

Genentech desires Lonza to repack the [*] column with new [*]. Lonza shall plan to repack the [*] column at not more than [*] with the column repacks targeted following the [*]. Lonza shall only repack the [*] column when their manufacturing schedule provides the opportunity to [*] repacks without impacting the manufacturing schedule.

NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
[*] Repack. Lonza shall repack the [*] Column with [*]. Lonza shall use its Commercially Reasonable Best Efforts to schedule such repacking so as to minimize any impact to the manufacturing schedule. Subject to the foregoing, Lonza shall schedule such repacking to occur [*].

2.
Loss of Commercial Runs as a Result of [*] Repack.  It is understood and agreed by the Parties that such repacking and subsequent testing of the [*] Column (as described above in Section 1 of this 4th Amendment) may result in unexpected delays to the manufacturing schedule which could jeopardize the quality of one or more Commercial Run(s) commenced and in process during the [*]. If as a result of such repacking and testing (and not for any other act or omission of Lonza), the quality of one or more of such Commercial Run(s) are compromised such that Lonza has to discontinue and/or discard one or more of such

Commercial Run(s), [*]. Except as provided below in Section 3 of this 4th Amendment, [*] for such lost Commercial Runs, regardless of such number of Commercial Runs lost on either or both scheduled repacks.

3.
Milestone Payment for Calendar Year 2006. In addition to the foregoing, if as a result of such repacking and testing (and not for any other act or omission of Lonza), the quality of one or more of such Commercial Run(s) in the [*] are compromised such that Lonza has to discontinue and/or discard one or more of such Commercial Run(s), Genentech agrees to credit one of such lost Commercial Runs as [*] solely for the purpose of determining whether Lonza has met the milestone set forth in Section 6.4.3(d)(ii) of the Agreement

By way of example only:
•  if under such milestone, Lonza was required to supply [*] to Genentech, but was only able to supply [*] as a result of one or more Commercial Runs lost during such repacking and testing, Lonza would be credited one Commercial Run as a [*] and therefore will be deemed to have supplied [*] and therefore would have met the milestone; or
•  if under such milestone, Lonza was required to supply [*] to Genentech, but was only able to supply [*] as a result of one or more Commercial Runs lost during such repacking and testing, Lonza would be credited one Commercial Run as a [*] and therefore will be deemed to have supplied [*] and therefore would not have met the milestone.

4.
All terms and conditions of the Agreement not modified by this 4th Amendment shall continue in full force and effect in accordance with their terms. All capitalized terms not otherwise defined herein shall have the same definition as in the Agreement.

[the remainder of this page intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this 4th Amendment to be executed as of the Effective Date.

GENENTECH, INC.

By:	/s/ PHILIPPA NORMAN

Name:	Philippa Norman

Title:	Vice President, Manufacturing Collaborations

LONZA BIOLOGICS, INC.

By:	/s/ STEPHAN KUTZER

Name:	Stephan Kutzer

Title:	Chief Operating Officer

LONZA BIOLOGICS, PLC

By:	/s/ STEPHAN KUTZER

Name:	Stephan Kutzer

Title:	Chief Operating Officer